                  SIGNATURE VII LTD. LIMITED PARTNERSHIP
                              Balance Sheets
                               (Unaudited)


                                                June 30,  December 31
                                                  1996       1995
                                                --------  -----------
               ASSETS
     Current assets:
          Cash and cash equivalents            $ 613,710    853,930
          Accounts receivable                     54,936     39,587
          Other current assets                    87,869     72,014
                                                 -------    -------
            Total current assets                 756,515    965,531
                                                 -------    -------

     Property and equipment:
          Land                                   792,528    792,528
          Land improvements                      449,003    449,003
          Buildings                            5,563,526  5,563,526
          Furniture and equipment              1,904,419  1,821,149
                                               ---------  ---------
                                               8,709,476  8,626,206
          Less accumulated depreciation        3,084,002  2,962,922
                                               ---------  ---------
            Net property and equipment         5,625,474  5,663,284

     Furniture and equipment reserves             55,867     88,775

     Deferred costs, net of accumulated
          amortization of
          $126,397 and $120,715                   89,061     84,904
                                               ---------  ---------
                                              $6,526,917  6,802,494
                                               =========  =========

          LIABILITIES AND PARTNERS EQUITY

     Current liabilities:
          Current portion of long-term debt      122,470    119,389
          Accounts payable                        73,212     60,394
          Accrued payroll and related taxes       37,670     35,346
          State and local taxes                  156,469    137,492
                                               ---------  ---------
            Total current liabilities            389,821    352,621

     Long-term debt, less current portion      4,826,431  4,901,217
                                               ---------  ---------
            Total liabilities                  5,216,252  5,253,838

     Partner's equity:
          General partner (25% interest)         446,369    505,867
          Limited partners (75% interest,
             451 units                           864,296  1,042,789
                                               ---------  ---------
            authorized and outstanding)        1,310,665  1,548,656
                                               ---------  ---------

                                              $6,526,917  6,802,494
                                               =========  =========

                  SIGNATURE VII LTD. LIMITED PARTNERSHIP
                   Statements of Operations (Unaudited)



                                  Three Months Ended     Six Months Ended
                                         June 30              June 30
                                  ------------------    ------------------
                                   1996        1995      1996        1995
                                  ------      ------    ------      ------

Revenue:
   Room revenue                  $922,917    895,098  1,726,960   1,562,590
   Other hotel revenue             34,544     34,474     71,792      68,141
   Interest                         4,596      5,541     13,295      11,460
                                  -------    -------  ---------   ---------
                                  962,057    935,113  1,812,047   1,642,191
                                  -------    -------  ---------   ---------

Cost and expenses:
   Hotel operations               241,180    257,061    503,622     495,667
   Salaries and benefits          203,424    190,405    378,507     357,564
   Management and franchise fees   85,868     83,194    161,227     145,828
   Advertising and reservations    33,393     32,354     62,699      56,711
   Interest                       129,454    128,305    257,919     254,361
   Depreciation and amortization   68,249     64,547    136,497     129,080
   Gain on disposal of equipment     (249)      -          (249)        -
                                  -------    -------  ---------   ---------
                                  761,319    755,866  1,500,222   1,439,211
                                  -------    -------  ---------   ---------

Net income                        200,738    179,247    311,825     202,980

General Partner (25% interest)     50,185     44,812     77,956      50,745
                                  -------    -------  ---------   ---------

Limited partners (75% interest)  $150,554    134,435    233,869     152,235
                                  =======    =======  =========   =========

Limited partner's interest
   per unit                      $    334        298        519         338
                                  =======    =======  =========   =========

Average number of limited partner
  units outstanding                   451        451        451         451
                                  =======    =======  =========   =========

                                    -2-


                  SIGNATURE VII LTD. LIMITED PARTNERSHIP
                      Statement of Partner's Equity
                      Six months ended June 30, 1996
                               (Unaudited)



                                    General        Limited
                                    Partner        Partners     Total
                                    -------        --------     -----
Balance at December 31, 1995     $    505,867     1,042,789   1,548,656

       Net income                      77,956       233,869     311,825
       Cash distributions            (137,454)     (412,362)   (549,816)
                                  -----------     ---------   ---------

Balance at June 30, 1996         $    446,369       864,296   1,310,665
                                  ===========     =========   =========

Accumulated balances:
       Capital contributions        1,503,333     4,510,000   6,013,333
       Offering expenses               -           (474,671)   (474,671)
       Cash distributions            (371,041)   (1,113,270) (1,484,311)
       Net loss                      (685,923)   (2,057,763) (2,743,686)
                                  -----------     ---------   ---------

Balance at June 30, 1996         $    446,369       864,296   1,310,665
                                  ===========     =========   =========

                                   -3-


                  SIGNATURE VII LTD. LIMITED PARTNERSHIP
                         Statements of Cash Flows
                               (Unaudited)



                                                         Six Months Ended
                                                             June 30
                                                       -------------------
                                                       1996           1995
                                                       ----           ----
Cash flows from operating activities:
       Net income                                    $311,825        202,980
       Items which do not use (provide) cash:
           Depreciation of property and equipment     130,815        123,263
           Amortization of deferred costs               5,682          5,817
           Write off of deferred loan costs              -            12,666
           Loss on disposal of equipment                  249           -
           Accrued revenue and other expenses, net     10,693        (45,820)
                                                      -------       --------
             Net cash provided by
             operating activities                     459,264        390,546
                                                      -------       --------


Cash from investing activities:
       Additions to furniture and equipment reserve   (68,124)       (59,320)
       Other additions to property and equipment         -          (181,743)
       Additions to deferred costs                     (9,839)          -
                                                      -------       --------
           Net cash used in investing activities      (77,963)      (241,063)
                                                      -------       --------


Cash flows from financing activities:
       Payments on long-term debt                     (71,705)       (56,956)
       Proceeds from long-term debt                      -           200,905
       Deferred financing costs                           -          (48,502)
       Cash distributions to partners                (549,816)      (228,368)
                                                      -------       --------
           Net cash used in financing activities     (621,521)      (132,921)
                                                      -------       --------

Change in cash and cash equivalents                  (240,220)        16,562
                                                      -------       --------

Cash and cash equivalents at beginning of period      853,930        533,943
                                                      -------       --------

Cash and cash equivalents at end of period           $613,710        550,505
                                                      =======       ========

Additional disclosures:

       Interest paid                                 $257,919        254,361
                                                      =======       ========

       Additions to property and equipment from
          furniture and equipment reserves           $ 91,645        151,272
                                                      =======       ========


                                    -4-